News Release

Patrick Industries, Inc. Appoints Andy Roeder as Executive Vice President-Finance and Chief Financial Officer
ELKHART, IN, March 5, 2024 – Patrick Industries, Inc. (NASDAQ: PATK) (“Patrick” or the “Company”), a leading component solutions provider for the Outdoor Enthusiast and Housing markets, announced today that it has appointed Andy Roeder as Executive Vice President-Finance, Chief Financial Officer (“CFO”), and Treasurer of the Company, effective March 5.
“We are delighted to announce that Andy will be joining Patrick‘s leadership team after a robust search process that encompassed strong candidates, both internal and external,” said Andy Nemeth, Chief Executive Officer of Patrick. “Andy brings a wealth of experience with him to lead the Company’s finance function as we pursue our strategic vision within the Outdoor Enthusiast and Housing markets we serve. We believe his experience, industry knowledge, and tremendous skillset will enable us to continue our trajectory and drive a solid financial foundation as we continue to deploy capital and accelerate our growth in these markets. We are excited to welcome him to the Patrick family.”
Prior to joining Patrick, Mr. Roeder served as Chief Financial Officer of Polaris Boats from 2018 to the present. Prior to his role at Polaris, Inc. he was the CFO of Bennington Marine from 2016 to 2018, and the Director of Financial Planning & Analysis for Bennington from 2014 to 2015. Mr. Roeder began his career with Ernst & Young in 2000 and during his tenure was promoted to successive roles with greater responsibility. He received his Bachelor of Science in Finance from Indiana University and his Master of Science in Accountancy from the University of Notre Dame.
Mr. Roeder commented, “I am thrilled to be joining Patrick as I take the next step in my career and look forward to contributing to the Company and its leadership team as we strive together to become the supplier of choice to the Outdoor Enthusiast and Housing markets. I want to thank the entire Polaris team for their amazing support over the years and in my continued professional development, and for allowing me the incredible opportunity to develop and grow in their wonderful and talented organization. This is an exciting time to be joining Patrick and given my experience in public accounting, the marine industry, and public company management, I’m excited to support the Company’s objectives for profitable organic and strategic growth.”
“We want to sincerely thank Matt Filer who served as our Interim CFO since May 2023 allowing us the opportunity to patiently search for our permanent CFO, while still driving and delivering on our strategic plan,” continued Mr. Nemeth. “Matt stepped into the role and performed these additional duties and responsibilities expertly and professionally, especially in light of the dynamic conditions and challenges our end markets faced last year. During his tenure as Interim CFO, Matt was instrumental in leading the finance function with our team with a focus on operational improvements and utilization of data insights to drive business results. Matt will resume his previous role and growth trajectory as Senior Vice President-Finance in addition to taking on the role of Corporate Controller, while providing support to Andy as he begins his new role.”
About Patrick Industries, Inc.
Patrick Industries (NASDAQ: PATK) is a leading component solutions provider for the RV, Marine, Powersports and Housing markets. Founded in 1959, Patrick is based in Elkhart, Indiana, employing approximately 10,000 team members throughout the United States.
Forward-Looking Statements
This press release contains certain statements related to future results, our intentions, beliefs and expectations or predictions for the future, which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Any projections of financial performance or statements concerning expectations as to future developments should not be construed in any manner as a guarantee that such results or developments will, in fact, occur. There can be no assurance that any forward-looking statement will be realized or that actual results will not be significantly different from that set forth in such forward-looking statement. Information about certain risks that could affect our business and cause actual results to differ from those expressed or implied in the forward-looking statements are contained in the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, and in the Company's Forms 10-Q for subsequent quarterly periods, which are filed with the Securities and Exchange Commission (“SEC”) and are available on the SEC’s website at www.sec.gov. Each forward-looking statement speaks only as of the date of this press release, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances occurring after the date on which it is made.
Contact:
Steve O’Hara
Vice President of Investor Relations
oharas@patrickind.com
574.294.7511
2